SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: November 21, 2007
(Date of earliest event reported)

AGFEED INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28195	20-2597168
(Commission File No.)	(I.R.S. Employer Identification No.)

1095 Qing Lan Avenue, Economic and Technical Development Zone
Nan Chang City, Jiangxi Province
China, 330013
(Address of principal executive offices; zip code)

86-0791-2189878
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

Effective November 21, 2007, Messrs. John Egan, Jr., and Robert N. Masucci resigned from our board of directors and from the audit, compensation, and nominating committees of our board of directors.

Effective November 23, 2007, Messrs. Fredric W. Rittereiser and Arnold Staloff were appointed to our board of directors to fill vacancies created by the resignations described above. Each of the new directors has been named to the audit, compensation, and nominating committees of our board of directors.

The biographical information of Messrs. Rittereiser and Staloff required by this Item is set forth below.

Name	Age	Position

Fredric W. Rittereiser	71
Mr. Rittereiser has served on our board of directors since November 2007. From October 1996 until retiring in 2002, Mr. Rittereiser served as Chairman of the Board and Chief Executive Officer of Ashton Technology Group, Inc., a company that develops and commercializes online transaction systems for the financial industry.

Arnold Staloff	63
Mr. Staloff has served on our board of directors since November 2007. From December 2005 to May 2007, Mr. Staloff served as Chairman of the Board of SFB Market Systems, Inc., a New Jersey-based company that provides technology solutions for the management and generation of options series data. From March 2003 to December 2005, Mr. Staloff was an independent consultant. From June 1990 to March 2003, Mr. Staloff served as President and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. Mr. Staloff serves as a director for Lehman Brothers Derivative Products Inc., a derivative product company that serves as an intermediary for over-the-counter transactions.

SECTION 7 - CORPORATE GOVERNANCE AND MAINTENANCE

Item 7.01.	Regulation FD Disclosure.

On November 26, 2007, we issued a press release announcing the appointments and the resignations of directors of our company as set forth in Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1.

  The information contained in the accompanying press release is being furnished pursuant to “Item 7.01 Regulation FD.” The information contained in the accompanying press release shall not be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in the press release attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

99.1
Press Release, dated November 26, 2007, announcing the resignations of John Egan, Jr., and Robert N. Masucci as directors of the company and the appointments of Frederic W. Rittereiser and Arnold Staloff as directors of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AgFeed Industries, Inc.

Date: November 26, 2007	By:	/s/ Junhong Xiong
Junhong Xiong President and Chief Executive Officer

EXHIBIT INDEX

Number	Documents

99.1
Press Release, dated November 26, 2007, announcing the resignations of John Egan, Jr., and Robert N. Masucci as directors of the company and the appointments of Frederic W. Rittereiser and Arnold Staloff as directors of the company.